EXHIBIT 99.1

Remark Media Reports Second Quarter 2016 Results
Increased Q2 2016 net revenue to $15.0 million, up $14.2 million from Q2 2015, reflecting Vegas.com acquisition and improvements implemented since

LAS VEGAS, NV - August 11, 2016 - Remark Media (NASDAQ: MARK), a global digital media technology company, reported its financial results for the second quarter of 2016.

“Our strong second quarter 2016 results reflect growth in our travel vertical as a result of our acquisition of Vegas.com in September 2015,” stated Kai-Shing Tao, Remark Media’s Chairman and CEO. “This quarter, we furthered our progress expanding Vegas.com from primarily a traveling and ticketing hub into a unique and dynamic media platform. Through numerous technology and feature upgrades, we have underscored our appeal to our target demographic, the Millennials. With KanKan, we are taking our data intelligence to the next level and with the support of our partner Alibaba, we are building a user behavior analysis platform with great appeal and value to advertisers and retailers around the world. We continue to work toward the closing of our acquisition of China Branding Group, which would contribute significant sales capabilities, advertising relationships, a large and diverse portfolio of content, and a community of over 100 million social media followers from which we would seek to accelerate our growth.

“With these assets, as well as our verticals in finance and lifestyle, we are building a formidable set of synergistic assets for our digital media technology platform that appeal to Millennials, generate advertising revenue and capture insightful data that makes us an invaluable partner to our customers.”

Financial Results for the Three Months Ended June 30th: 2016 Compared to 2015
The financial results for the second quarter of 2016 reflect the operating results of Vegas.com, which was acquired in September 2015.

•	Net revenue was $15.0 million, compared to $0.8 million.

•	Gross margin was $12.4 million, compared to $0.7 million.

•	Operating expenses were $15.9 million, compared to $3.8 million.

•	Operating loss was $3.5 million, compared to $3.1 million.

•	Net loss was $5.4 million, or $0.27 per diluted share, compared to $3.2 million, or $0.23 per diluted share.

•	At June 30, 2016, the cash and cash equivalents balance was $8.0 million, and total restricted cash was $11.7 million, bringing the total combined cash position to $19.7 million.

Financial Results for the Six Months Ended June 30th: 2016 Compared to 2015
The financial results for the 2016 six-month period reflect the operating results of Vegas.com, which was acquired in September 2015.

•	Net revenue was $29.2 million, compared to $1.6 million.

•	Gross margin was $24.3 million, compared to $1.5 million.

•	Operating expenses were $32.9 million, compared to $7.6 million.

•	Operating loss was $8.7 million, compared to $6.0 million.

•	Net loss was $7.8 million, or $0.39 per diluted share, compared to $6.2 million, or $0.47 per diluted share.

EXHIBIT 99.1

Conference Call Information
Remark Media’s management team will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss its second quarter 2016 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 1-888-329-7568 and for international calls dial 1-719-325-2228 approximately 10 minutes prior to the start of the conference. The conference ID is 4087761. The conference call will also be broadcast live over the Internet and available for replay for one year at www.remarkmedia.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 1-877-870-5176 and internationally, 1-858-384-5517. Enter access code 4087761.

About Remark Media, Inc.
Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Beijing, Chengdu and Hangzhou, China. For more information, please visit the Company’s website at www.remarkmedia.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media’s Annual Report on Form 10-K and Remark Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof. Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777
[Tables to follow]

EXHIBIT 99.1

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2016

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$8,038	$5,422
Restricted cash	9,406	9,416
Trade accounts receivable, net	930	746
Prepaid expense and other current assets	2,899	2,637
Notes receivable, current	181	172
Total current assets	21,454	18,393
Restricted cash	2,250	2,250
Notes receivable	190	371
Property and equipment, net	16,525	17,338
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	32,273	34,867
Goodwill	20,337	20,337
Other long-term assets	1,393	—
Total assets	$95,452	$94,586

Liabilities and Stockholders’ Equity
Accounts payable	$12,298	$14,422
Accrued expense and other current liabilities	16,260	11,827
Deferred merchant booking	10,901	6,997
Deferred revenue	4,608	3,262
Current maturities of long-term debt	100	100
Capital lease obligations	188	205
Total current liabilities	44,355	36,813
Long-term debt, less current portion and net of unamortized discount and debt issuance cost	24,466	23,616
Warrant liability	15,857	19,195
Other liabilities	1,825	2,904
Total liabilities	86,503	82,528

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares and 50,000,000 shares authorized; 20,214,590 and 19,659,362 shares issued and outstanding; each at June 30, 2016 and December 31, 2015, respectively	20	20
Additional paid-in-capital	178,175	173,477
Accumulated other comprehensive loss	(5)	(5)
Accumulated deficit	(169,241)	(161,434)
Total stockholders’ equity	8,949	12,058
Total liabilities and stockholders’ equity	$95,452	$94,586

EXHIBIT 99.1

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Period Ended June 30, 2016

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue, net	14,975	821	29,229	1,624
Cost of revenue (excluding depreciation and amortization reported below)	(2,624)	(82)	(4,973)	(120)
Gross margin	12,351	739	24,256	1,504

Operating expense
Sales and marketing	4,934	178	10,462	376
Technology and development	434	68	838	172
General and administrative	7,910	3,342	16,330	6,505
Depreciation and amortization	2,479	223	4,876	450
Other operating expense	97	22	429	47
Total operating expense	15,854	3,833	32,935	7,550

Operating loss	(3,503)	(3,094)	(8,679)	(6,046)

Other income (expense)
Interest expense	(1,215)	(211)	(2,425)	(405)
Other income, net	1	—	30	1
Change in fair value of warrant liability	(647)	155	3,338	221
Other loss	(68)	—	(71)	—
Total other income (expense), net	(1,929)	(56)	872	(183)

Loss before income taxes	(5,432)	(3,150)	(7,807)	(6,229)
Provision for income taxes	—	—	—	—
Net loss	(5,432)	(3,150)	(7,807)	(6,229)
Other comprehensive income (loss)
Cumulative foreign currency translation adjustments	—	(25)	—	(25)
Total comprehensive loss	(5,432)	(3,175)	(7,807)	(6,254)

Net loss per share
Net loss per share, basic and diluted	(0.27)	(0.23)	(0.39)	(0.47)
Basic and diluted weighted-average shares outstanding	20,069	13,903	19,903	13,395

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